EXHIBIT 99.1
PubMatic Announces Second Quarter 2021 Financial Results
Delivered revenue and adjusted EBITDA above guidance; Raises financial outlook
Multiple growth drivers deliver year-over-year revenue growth of 88%, $9.9 million in GAAP net income and $18.6 million in adjusted EBITDA

NO-HEADQUARTERS/REDWOOD CITY, Calif., August 10, 2021 (GLOBE NEWSWIRE) -- PubMatic, Inc. (Nasdaq: PUBM), a sell-side platform that delivers superior outcomes for digital advertising, today reported financial results for the second quarter ending June 30, 2021.

“We delivered another great quarter, benefiting from a differentiated business model, multiple organic growth drivers, prior period investments, and accelerated digital ad spend,” said Rajeev Goel, co-founder and CEO at PubMatic. “We’re relentlessly focused on the growing value proposition we bring to publishers and buyers, and we believe our continued investments and innovation position us well to take advantage of the rapidly growing market. As we enter the second half of the year, we are well ahead of where we expected to be in terms of organic market share gains. We are growing at twice the rate of the overall digital ad market, giving us the confidence to raise our 2021 and 2022 expectations on both the top and bottom lines.”
Second Quarter 2021 Financial Highlights
•Revenue in the second quarter of 2021 was $49.7 million, an increase of 88% over $26.4 million in the same period of 2020;

•GAAP net income was $9.9 million, or $0.18 per diluted share in the second quarter, an increase over net income of $0.7 million, or $0.00 per diluted share in the same period of 2020;
•Net dollar-based retention1 was 150% for the trailing twelve months ended June 30, 2021, an increase from 107% in the comparable trailing twelve month period a year ago;

•Adjusted EBITDA was $18.6 million, compared to adjusted EBITDA of $4.9 million in the same period of 2020; and
•Total cash, cash equivalents, and marketable securities of $122.0 million with no debt, an increase of 11% in the quarter.
The section titled “Non-GAAP Financial Measures” below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.
Second Quarter 2021 Business Highlights
•Processed 20.2 trillion impressions in the second quarter, a 96% increase over a year ago;
•Revenue from fast-growing advertising formats mobile and omnichannel video, which includes OTT/CTV, grew 108% year-over-year and represented 65% of total revenue in Q2 2021;
1 Net dollar-based retention is calculated by starting with the revenue from publishers in the trailing twelve months ended June 30, 2020 (“Prior Period Revenue”). We then calculate the revenue from these same publishers in the trailing twelve months ended June 30, 2021 (“Current Period Revenue”). Current Period Revenue includes any upsells and is net of contraction or attrition, but excludes revenue from new publishers. Our net dollar-based retention rate equals the Current Period Revenue divided by Prior Period Revenue. Net dollar-based retention rate is an important indicator of publisher satisfaction and usage of our platform, as well as potential revenue for future periods.

•Revenue from CTV, which includes OTT, grew by more than 100% over Q1 2021, an increase over the 55% sequential growth we saw from Q4 2020 to Q1 2021. As of the end of Q2 2021, we are monetizing CTV/OTT inventory from 114 publishers, up from more than 80 publishers in Q1 2021;

•Won the 2021 Best Supply Side Platform award from Adweek’s Readers’ Choice: Best of Tech Partners Awards, which recognizes the top advertising and marketing technology providers based on over 10,000 Adweek reader votes.

•In the second quarter, 23.6% of ad dollars on our platform were via Supply Path Optimization agreements, with the share more than doubling since the beginning of 2020.

•Over 250 publishers are using our Identity Hub solution, which is integrated with 13 leading email-based or alternative identifiers to enable buyers to recognize a publisher’s audience in cookieless environments and bid accordingly.

“Our outstanding performance in the quarter reflects the strength of our omnichannel platform, our usage-based business model, and our infrastructure-first approach to digital advertising,” said Steve Pantelick, CFO at PubMatic. “We benefit from a powerful network effect that is built on long-term, consistent investment in innovation that provides increased revenue visibility and operational scale which benefits our customers and us. As a result, we are raising our full year 2021 revenue and adjusted EBITDA guidance. Given this strong momentum, we expect 2022 year-over-year revenue growth of 25%, and anticipate achieving approximately 30% adjusted EBITDA margin, inclusive of our continued investments for growth.”
Financial Outlook
Our guidance assumes that the global economy continues to recover and we do not have any major COVID-19-related setbacks that may cause economic conditions to deteriorate or otherwise significantly reduce advertiser demand. Accordingly, we estimate the following:
•For the third quarter 2021, we expect revenue to be in the range of $51 million to $53 million, representing growth of 35% to 39% over Q3 2020. We expect adjusted EBITDA to be in the range of $15 million to $16 million, representing a 30% margin.
•For the full year 2021, we are raising our outlook and we now expect revenue to be in the range of $205 million to $209 million (previously $195 million to $200 million) representing year-over-year growth of 38% to 40% (previously 31% to 34%) over 2020. We now expect adjusted EBITDA to be in the range of $65 million to $68 million (previously $54 million to $58 million) or 30% to 32% margin (previously 27% to 29%).
•For the full year 2022, we expect year over year revenue growth of 25%, and anticipate achieving an adjusted EBITDA margin of approximately 30%.
Although we provide guidance for adjusted EBITDA, we are not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of GAAP net income, including stock-based compensation expenses, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our adjusted EBITDA guidance to net income without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information.
Conference Call and Webcast details
PubMatic will host a conference call to discuss its financial results on Tuesday, August 10, 2021 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live webcast of the call can be accessed from PubMatic’s Investor Relations website at https://investors.pubmatic.com. An archived version of the webcast will be available from the same website after the call.

Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. generally accepted accounting principles (GAAP), including, in particular operating income, net cash provided by operating activities, and net income, we believe that adjusted EBITDA and adjusted EBITDA margin, each a non-GAAP measure, are useful in evaluating our operating performance. We define adjusted EBITDA as net income adjusted for stock-based compensation expense, depreciation and amortization, impairments of long-lived assets, interest income, and provision for income taxes. Adjusted EBITDA margin represents adjusted EBITDA calculated as a percentage of revenue.
In addition to operating income and net income, we use adjusted EBITDA as a measure of operational efficiency. We believe that this non-GAAP financial measure is useful to investors for period to period comparisons of our business and in understanding and evaluating our operating results for the following reasons:
•Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization, interest expense, provision for income taxes, and certain one-time items such as impairments of long-lived assets, that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired;
•Our management uses adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies and in communications with our board of directors concerning our financial performance; and adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Our use of this non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:
•Adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) the potentially dilutive impact of stock-based compensation; or (c) tax payments that may represent a reduction in cash available to us and;
•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
Because of these and other limitations, you should consider adjusted EBITDA along with other GAAP-based financial performance measures, including net income and our GAAP financial results.
Forward Looking Statements
This press release contains “forward-looking statements” regarding our future business expectations, including our guidance relating to our revenue and adjusted EBITDA for the full year 2021 and 2022. These forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions and may differ materially from actual results due to a variety of factors including: our dependency on the overall demand for advertising and the channels we rely on; our existing customers not expanding their usage of our platform, or our failure to attract new publishers and buyers; our ability to maintain and expand access to spend from buyers and valuable ad impressions from publishers; the rejection of the use of digital advertising by consumers through opt-in, opt-out or ad-blocking technologies or other means; our failure to innovate and develop new solutions that are adopted by publishers; the ongoing COVID-19 pandemic, including the resulting global economic uncertainty; limitations imposed on our collection, use or disclosure of data about advertisements; the lack of similar or better alternatives to the use of third-party cookies, mobile device IDs or other tracking technologies if such uses are restricted; any failure to scale our platform infrastructure to support anticipated growth and transaction volume; liabilities or fines due to publishers, buyers, and data providers not obtaining consents from consumers for us to process their personal data; any failure to comply with laws and regulations related to data privacy, data protection, information security, and consumer protection; and our ability to manage our growth. Moreover, we operate in a competitive and rapidly changing market, and new risks may emerge from time to time. For more information about risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the SEC and is available on our investor relations website at https://investors.pubmatic.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. All information in this press release is as of August 10, 2021. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
About PubMatic
PubMatic delivers superior revenue to publishers by being an SSP of choice for agencies and advertisers. PubMatic’s cloud infrastructure platform for digital advertising empowers app developers and publishers to increase monetization while enabling media buyers to drive return on investment by reaching and engaging their target audiences in brand-safe, premium environments across ad formats and devices. Since 2006, PubMatic has been expanding its owned and operated global infrastructure and continues to cultivate programmatic innovation. With a globally distributed workforce and no corporate headquarters, PubMatic operates 14 offices and eight data centers across North America, Europe and Asia Pacific.
Investors:
The Blueshirt Group for PubMatic
investors@pubmatic.com
Press Contact:
Broadsheet Communications for PubMatic
pubmaticteam@broadsheetcomms.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	June 30,	December 31,
ASSETS	2021	2020
Current Assets
Cash and cash equivalents	$90,620	$81,188
Marketable securities	31,370	19,793
Accounts receivable - net	195,428	219,511
Prepaid expenses and other current assets	14,170	6,622
Total Current Assets	331,588	327,114
Property, equipment and software - net	43,601	30,044
Goodwill	6,250	6,250
Deferred income tax asset	495	762
Other assets, non-current	1,844	7,076
TOTAL ASSETS	$383,778	$371,246
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$162,576	$176,731
Accrued liabilities	13,780	14,844
Total Current Liabilities	176,356	191,575
Deferred tax liability	2,552	1,561
Other liabilities, non-current	2,789	2,683
TOTAL LIABILITIES	181,697	195,819
Stockholders' Equity:
Common stock	6	6
Treasury stock	(11,486)	(11,434)
Additional paid-in capital	156,031	144,163
Accumulated other comprehensive income	—	1
Retained earnings	57,530	42,691
Total Stockholders' Equity	202,081	175,427
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$383,778	$371,246

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Revenue	$49,658	$26,361	$93,266	$54,709
Cost of revenue(1)	13,088	9,189	25,388	19,245
Gross profit	36,570	17,172	67,878	35,464
Operating expenses:(1)
Technology and development	3,860	2,971	7,599	5,890
Sales and marketing	13,997	9,236	26,786	19,231
General and administrative	8,580	4,236	16,719	8,584
Total operating expenses	26,437	16,443	51,104	33,705
Operating income	10,133	729	16,774	1,759
Total other income (expense), net	(239)	8	(39)	283
Income before income taxes	9,894	737	16,735	2,042
Provision for (benefit from) income taxes	(27)	84	1,896	483
Net income	$9,921	$653	$14,839	$1,559

Net income per share attributable to common stockholders:
Basic	$0.20	$—	$0.30	$—

Diluted	$0.18	$—	$0.26	$—
Weighted-average shares used to compute net income per
share attributable to common stockholders:
Basic	49,578,536	10,106,560	49,345,202	10,099,356

Diluted	56,428,211	14,064,502	56,607,701	14,010,723

(1)Stock based compensation expense includes the following:

STOCK BASED COMPENSATION EXPENSE
(In thousands)
(unaudited)

	Three Months Ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Cost of revenue	$204	$11	$372	$21
Technology and development	$579	$80	$1,060	$155
Sales and marketing	$1,290	$183	$2,451	$363
General and administrative	$1,556	$226	$2,911	$456
Total stock-based compensation	$3,629	$500	$6,794	$995

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(unaudited)

	Six months ended June 30,
	2021	2020
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income	$14,839	$1,559
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,688	7,396
Stock-based compensation	6,794	995
Provision for doubtful accounts	—	319
Deferred income taxes	1,258	99
Accretion of discount on marketable securities	(28)	(117)
Other	2	(1)
Changes in operating assets and liabilities:
Accounts receivable	24,083	25,713
Prepaid and other assets	(7,579)	(1,287)
Accounts payable	(15,125)	(19,485)
Accrued expenses	(275)	(2,923)
Other non-current liabilities	106	(246)
Net cash provided by operating activities	33,763	12,022
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(11,808)	(7,393)
Capitalized software development costs	(4,828)	(4,196)
Purchases of marketable securities	(32,551)	(13,413)
Proceeds from sales of marketable securities	—	2,295
Proceeds from maturities of marketable securities	21,000	18,450
Net cash used in investing activities	(28,187)	(4,257)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock for employee stock purchase plan	2,635	—
Proceeds from exercise of stock options	2,078	74
Payments for offering costs	(805)	—
Payments to acquire treasury stock	(52)	—
Net cash provided by financing activities	3,856	74
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	9,432	7,839
CASH AND CASH EQUIVALENTS - Beginning of period	81,188	34,250
CASH AND CASH EQUIVALENTS - End of period	$90,620	$42,089

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net income	$9,921	$653	$14,839	$1,559
Add back (deduct):
Stock-based compensation	3,629	500	6,794	995
Depreciation and amortization	5,138	3,810	9,688	7,396
Interest income	(67)	(132)	(129)	(392)
Provision for income taxes	(27)	84	1,896	483
Adjusted EBITDA	$18,594	$4,915	$33,088	$10,041